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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (Date of earliest event reported): May 16, 2005

                             WILLIAMS SCOTSMAN, INC.
             (Exact name of Registrant as specified in its Charter)


        MARYLAND                          033-68444               52-0665775
(State or other jurisdiction of    (Commission File Number)   (I.R.S. Employer
incorporation or organization)                               Identification No.)

 8211 TOWN CENTER DRIVE                                               21236
  BALTIMORE, MARYLAND                                              (Zip Code)
(Address of principal executive offices)

                                 (410) 931-6000
                         (Registrant's telephone number,
                              including area code)

                                      NONE
               (Former name, former address and former fiscal year
                        - if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01.  Regulation FD Disclosure.

Williams Scotsman, Inc. ("Williams Scotsman") is expected to enter into an amended and restated credit facility ("New Credit Facility") with a syndicate of lenders. Bank of America, N.A. is expected to act as administrative agent. Banc of America Securities LLC and Deutsche Banc Securities Inc. are expected to act as co-lead arrangers and joint book runners. Deutsche Bank Trust Company Americas is expected to act as syndication agent. Bank of America, N.A. and Deutsche Bank Trust Company Americas are expected to act as co-collateral agents. Williams Scotsman is making the following disclosure to comply with Regulation FD.

STRUCTURE

The New Credit Facility is expected to consist of (a) a revolving credit facility of $500 million, including a sub-limit of $80 million for letters of credit (letters of credit would be 100% reserved against borrowing availability under the New Credit Facility) and (b) a term loan of $150 million. Advances under the New Credit Facility are expected to be limited by a borrowing base formula consisting of a percentage of eligible accounts receivable, plus a percentage of eligible rental equipment, less certain reserves and other amounts. The New Credit Facility would be used by Williams Scotsman to refinance existing indebtedness, to issue standby or commercial letters of credit, and for general corporate and working capital needs.

INTEREST AND EXPENSES

Borrowings under the New Credit Facility are expected to initially bear interest at the borrower's option at LIBOR plus a margin or a base rate plus a margin. The interest rate margin will be subject to pricing adjustments based on excess availability and a ratio of total funded debt to EBITDA. The unused portion of the New Credit Facility is expected to be subject to a per annum fee.

In connection with the New Credit Facility, Williams Scotsman is expected to agree to pay administrative fees, commitment fees and certain expenses and to provide certain indemnities, all of which Williams Scotsman believes are customary for financings of this type.

MATURITY

The New Credit Facility is expected to mature five years after its closing.

SECURITY AND GUARANTEES

Scotsman Holdings, Inc. ("Parent") and Williams Scotsman's existing, and future domestic subsidiaries and its Canadian subsidiary are expected to unconditionally guarantee the repayment of the New Credit Facility and obligations under any hedging arrangement entered into with a lender or an affiliate of a lender. The New Credit Facility and the guarantees are expected to be secured by substantially all of the tangible and intangible assets of the borrower and each of the guarantors under the New Credit Facility, with exceptions to be determined.

COVENANTS

The New Credit Facility is expected to contain affirmative and negative covenants customary for such financings. The New Credit Facility is expected to include covenants relating to limitations on, among other things and subject to certain exceptions:

o dividends on, and redemptions and repurchases of, capital stock,
o liens and sale-leaseback transactions,
o loans and investments,
o debt and hedging arrangements,
o mergers, acquisitions and asset sales,
o transactions with affiliates,
o capital expenditure, and
o changes in business activities conducted by us.

The borrower under the New Credit Facility will be subject to certain financial covenants only if excess availability (to be defined in the New Credit Facility) is less than $75.0 million.

EVENTS OF DEFAULT

The New Credit Facility is expected to contain events of default, including, but not limited to:

o nonpayment of principal, interest, fees or other amounts when due,
o violation of covenants,
o failure of any representation or warranty to be true in all material respects when made or deemed made,
o cross acceleration and cross default,
o change of control,
o bankruptcy events,
o material judgments, and
o actual or asserted invalidity of the guarantees or security documents.

Some of these events of default are expected to allow for grace periods and materiality concepts.

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 16, 2005

                                        WILLIAMS SCOTSMAN, INC.



                                        By:  /s/ Robert C. Singer
                                             -----------------------------------
                                             Name:  Robert C. Singer
                                             Title: Executive Vice President
                                                    and  Chief Financial Officer